LC ACCOUNT AGREEMENT


     THIS LC ACCOUNT AGREEMENT (the "Agreement") is made and entered into as of this 30th day of January, 1998 by and between MILLER INDUSTRIES, INC., a Tennessee corporation ("Miller"), MILLER INDUSTRIES TOWING EQUIPMENT INC., a Delaware corporation ("Miller Towing," and together with Miller, the "Pledgors" or the "Borrower"), and NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders," including any Lender in its capacity as Issuing Bank, and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in either or both of the Credit Agreement.

                       W I T N E S S E T H:


     WHEREAS, the Secured Parties have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit and a swingline sublimit pursuant to the Credit Agreement dated as of January 30, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, the Pledgors are required to execute and deliver to the Agent a copy of this Agreement on or before the Effective Time (as defined herein);

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Pledgors enter into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit and in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the Pledgors and the Agent hereby agree as follows:

     1. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings notwithstanding any definition thereof in the Credit Agreement. Other capitalized terms used but not defined herein shall have the meanings therefor set forth in the Credit Agreement.

     "Collateral" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgors in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

     "Effective Time" means the Closing Date as defined in the Credit Agreement.

     "Investments" means those investments, if any, made by the Agent pursuant to SECTION 5 hereof.

     "LC Account" means the cash collateral account established and maintained pursuant to SECTION 2 hereof.

     "Secured Obligations" means (i) all Obligations of the Pledgors now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgors' obligation to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgors now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     2.   LC ACCOUNT; CASH COLLATERALIZATION OF LETTERS OF
CREDIT.

          (i) At any time, in the Agent's sole discretion, the Agent shall establish and maintain at its offices at 100 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account designated as Miller Industries, Inc. Cash LC Account (the "LC Account").

          (ii) (A) In accordance with ARTICLE X of the Credit Agreement, in the event that an Event of Default has occurred and is continuing and Pledgors are required to deposit with the Agent an amount equal to the maximum amount remaining undrawn or unpaid under the Letters of Credit, or
     (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit other than after the occurrence and during the continuation of an Event of Default, the Agent shall, upon receipt of any such amounts, deposit such amounts into the LC Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Agent shall apply such amounts to reimburse the Issuing Bank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, first, to the cash collateralization of the Letters of Credit if the Pledgors have failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii), and second, to the payment in full of the outstanding Secured Obligations and third, the balance, if any, to the Pledgors or as otherwise required by law.


          (iii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and be continuing, upon the receipt of appropriate written instructions from Pledgors, or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility and the Pledgors hereby agree to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. The net proceeds of the sale or payment of any such investment shall constitute part of the Collateral and be held in the LC Account by the Agent.

     3. PLEDGE; SECURITY FOR SECURED OBLIGATIONS. The Pledgors hereby grant and pledge to the Agent, for itself and on behalf of the Secured Parties, a first priority lien and security interest in the Collateral now existing or hereafter arising or acquired, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

     4.   DELIVERY OF COLLATERAL.   All certificates or
instruments, if any, representing or evidencing the Collateral shall be delivered to the Agent for the benefit of the Secured
Parties in the form of immediately available funds.

     5.   INVESTING OF AMOUNTS IN THE LC ACCOUNT; AMOUNTS HELD BY
THE AGENT. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this SECTION 5.

          (i) Except as otherwise provided in SECTION 12 hereof and provided that the lien and security interest in favor of the Agent for the benefit of the Secured Parties remains perfected and so long as no Event of Default shall have occurred and be continuing, any funds on deposit in the LC Account may, or upon the written request of Pledgors shall, be invested by the Agent in cash equivalents.

          (ii) The Agent shall have no responsibility and the Pledgors hereby agree to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on Investments permitted hereunder and the net proceeds of the sale or payment of any such Investments shall constitute part of the Collateral and be held in the LC Account by the Agent.

     6. REPRESENTATIONS AND WARRANTIES. In addition to its representations and warranties made pursuant to ARTICLE VII of the Credit Agreement, the Pledgors represent and warrant to the Agent (for itself and as agent on behalf of the Secured Parties), that the following statements are true, correct and complete:

          (i) At the time the Pledgors deliver the Collateral (or any portion thereof) to the Agent, the Pledgors will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement; and

          (ii) At the time the LC Account has been created and the Collateral deposited into the LC Account, the pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

     7. FURTHER ASSURANCES. The Pledgors agree that at any time and from time to time, at the Pledgors' expense, the Pledgors will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     8. TRANSFERS AND OTHER LIENS. Each of the Pledgors agree that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Lien and security interest created by this Agreement and the Credit Agreement.

     9. THE AGENT APPOINTED ATTORNEY-IN FACT. Pledgors hereby appoint the Agent as their attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Agent shall have the power to receive, endorse and collect all instruments made payable to the Pledgors representing any payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgors.

     10. THE AGENT MAY PERFORM. If Pledgors fail to perform any agreement contained herein, after notice to Pledgors, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by Pledgors under SECTION 13 hereof.

     11. STANDARD OF CARE; NO RESPONSIBILITY FOR CERTAIN MATTERS. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the

Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to SECTION 5 hereof, or
(e) determining (x) the correctness of any statement or calculation made by the Pledgors in any written instructions, or
(y) whether any deposit in the LC Account is proper.

     12.  REMEDIES UPON ACCELERATION; APPLICATION OF PROCEEDS.
If the Borrower shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof
(a "Default" hereunder) which Default shall not have been waived in accordance with SECTION 12.6 of the Credit Agreement:

          (i) The Agent may and shall at the request of the Required Lenders or the Issuing Bank exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as applicable to the Collateral, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii)  In addition to the remedies set forth in part (i)
     above and subject to the      provisions of SECTION 2(ii)
     hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to SECTION 13 hereof) by the Agent to pay the Secured Obligations pursuant to
     SECTION 10.5 of the Credit Agreement.

     13. EXPENSES. In addition to any payments of expenses of the Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgors agree to pay promptly to the Agent all the costs and expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or
(c) the failure by the Pledgors to perform or observe any of the provisions hereof.

     14. NO DELAYS; WAIVER, ETC. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

     15. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgors therefrom, shall in any event be effective without the written concurrence of the Agent.

     16. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make any Loan under the Credit Agreement shall have expired, the Letters of Credit shall have expired and the Revolving Credit Termination Date shall have occurred, (b) be binding upon each of the Pledgors, its successors and assigns, and (c) inure to the benefit of the Agent, the Secured Parties and their respective successors, transferees and assigns.
Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable), and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any Loan and the occurrence of the Revolving Credit Termination Date, Pledgors shall be entitled, subject to the provisions of SECTION 12 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     17. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgors or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgors, the Agent and the Lenders.

     18. ANTI-MARSHALLING PROVISIONS. The right is hereby given by the Pledgors to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgors from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in SECTION
10.5 of the Credit Agreement. Each of the Pledgors hereby waives any and all right to require the marshalling of assets in

connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     19.    ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the
Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured
     Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations, including but not limited to (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Pledgors in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances (including without limitation any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Pledgors or any Guarantor.

     20. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     21. FURTHER ASSURANCES. Each of the Pledgors agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgors hereby consent and agree that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured

Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by either of the Pledgors or any other Person to any of such issuers or obligors.

     22. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     23.  SWAP AGREEMENTS.  All obligations of the Borrower under
Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     24. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     26. INDEMNIFICATION. Without limitation of SECTION 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgors hereby covenant and agree to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which either of the Pledgors has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgors shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Revolving Credit Termination Date.

     27. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to and the issuance of Letters of Credit for the benefit of the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the Borrower pursuant to the Credit Agreement shall

be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgors' pledge of the Collateral pursuant to the terms hereof.

     28.  NOTICES.   Any notice required or permitted hereunder
shall be given, (a) with respect to the Pledgors, at the address of the Borrower indicated in SECTION 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in SECTION 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
SECTION 12.2 of the Credit Agreement.

     29.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA
     APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,
     IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY
     OUTSIDE SUCH STATE.

          (b) EACH OF THE PLEDGORS HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA OR THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGORS EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH OF THE PLEDGORS AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) or (b) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY
     SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGORS OR ANY OF THE PLEDGORS' PROPERTY OR ASSETS MAY BE FOUND OR LOCATED.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PARTY HERETO HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                                     9
                    [Signature page follows.]
     IN WITNESS WHEREOF, the undersigned Pledgors and the Agent have caused this LC Account Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                              MILLER INDUSTRIES, INC.


                              By: /s/ Jeffrey Badgley
                              Name: Jeffrey Badgley
                              Title: President


                              MILLER INDUSTRIES TOWING
                              EQUIPMENT INC.


                              By: /s/ Adam Dunayer
                              Name: Adam Dunayer
                              Title: Vice President




                              NATIONSBANK OF TENNESSEE, NATIONAL
                              ASSOCIATION, as Agent for the Lenders


                              By: /s/ Gregory E. Merriman
                              Name: Gregory E. Merriman
                              Title: Commercial Banking Officer

                                LC ACCOUNT AGREEMENT


                                SIGNATURE PAGE 1 OF 1